Exhibit 99.1

Popular Appoints Betty DeVita and José R. Rodríguez to Board of Directors

SAN JUAN, Puerto Rico – (BUSINESS WIRE) – June 25, 2021 – Popular, Inc. (“Popular” or the “Corporation”) (NASDAQ: BPOP) announced today that its Board of Directors appointed Betty DeVita and José R. Rodríguez as independent directors of the Corporation, effective June 25, 2021.

“We are excited to welcome Betty and José as new independent directors of the Popular board,” said Richard L. Carrión, Chairman of the Board. “They bring decades of expertise in financial services and corporate governance, and their perspectives will be crucial as we pursue our growth strategy and deliver value to our shareholders and community.”

DeVita, an executive with extensive experience in the banking and payments industry, is currently the Chief Business Officer and a member of the board of directors of FinConecta, a global technology company focused on the digitalization of finance and open banking. She previously served as Chief Commercial Officer of Digital Payments & Labs at Mastercard Worldwide where she oversaw the company’s research, development, and deployment of payment innovations across a wide range of global markets. DeVita also served as President of Mastercard Canada, Inc. Before joining Mastercard, she held various positions of increasing responsibility at Citigroup, Inc., including leadership roles in North America, Latin America, and Korea, culminating in her position as Chairman and CEO of Citibank Canada Inc. DeVita served on the board of directors of Molson Coors Brewing Co. from 2016 to 2020.

“Betty’s deep track record of delivering strong growth and innovation in diverse financial services contexts will be invaluable as we navigate our constantly changing industry,” said Ignacio Alvarez, Popular’s President & Chief Executive Officer.

Rodríguez, a certified public accountant, was an audit partner at KPMG LLP from 1995 until his retirement in April 2021. Over more than 25 years with KPMG, Rodríguez held diverse leadership positions, including Partner in Charge and Executive Director of KPMG’s Audit Committee Institute, member of KPMG US’s board of directors and Ombudsman responsible for leading the firm’s internal regulatory investigations. He also served as Chief Operating Officer for KPMG’s Global Audit Practice and Office Managing Partner for the firm’s Global Service Center. Mr. Rodríguez currently serves on the board of directors of Primoris Services Corporation, a publicly traded provider of contracting services specializing in construction, fabrication, maintenance and engineering services. He is also a member of the board of the Latin Corporate Directors Association, Chair of the Board of Overseers of the University of Miami School of Business, a member of the Advisory Board of Wake Forest University School of Business, and a member of Marymount University’s Board of Trustees.

“We look forward to the insights and judgment José brings to Popular, drawn from his vast knowledge and expertise in the accounting, auditing, and financial sectors, as well as his many roles as a trusted advisor,” said Alvarez.

The Board also appointed DeVita as a member of the Technology and the Talent and Compensation Committees of the Board and Rodríguez as member of the Audit and the Risk Management Committees of the Board.

About Popular, Inc.

Popular, Inc. (NASDAQ: BPOP) is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. Virgin Islands. Popular also offers in Puerto Rico auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those about Popular’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include without limitation the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings and new accounting standards on the Corporation’s financial condition and results of operations. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

Contacts

Popular, Inc.

Investor Relations:

Paul J. Cardillo, 212-417-6721

Investor Relations Officer

pcardillo@popular.com

or

Media Relations:

MC González Noguera, 917-804-5253

Executive Vice President and Chief Communications & Public Affairs Officer

mc.gonzalez@popular.com